                                                                  Exhibit 23H6B

                                    Form of
                        AMENDMENT TO SERVICE AGREEMENT

   This Amendment to the Service Agreement ("Agreement") dated the 1st day of May, 2003, between Delaware Management Company, a Series of Delaware Management Business Trust, and Lincoln Life & Annuity Company of New York, (the "Company") is effective as of May 1, 2005.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Exhibit A of this Agreement shall be deleted and replaced with the attached Exhibit A.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                        Delaware Management Company,
                                        A Series of Delaware Management
                                          Business Trust

Date: ______________                    By:
                                               -------------------------------
                                        Name:
                                        Title:

                                        Lincoln Life & Annuity Company of New
                                          York

Date: ______________                    By:
                                               -------------------------------
                                        Name:  Rise C. M. Taylor
                                        Title: Second Vice President

142089/2

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                                   Exhibit A
                               As of May 1, 2005

                               Service Fee Rates

                         Aggressive Growth Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .2374%                         0 - $200,000,000
  .1874%                  on $200,000,001 to $250,000,000
  .2374%                  on $250,000,001 to $400,000,000
  .1874%                     on $400,000,001 and above

                               Bond Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .3003%                         0 - $200,000,000
  .2203%                  on $200,000,001 to $400,000,000
  .1203%                     on $400,000,001 and above

                       Capital Appreciation Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .1874%                         0 - $100,000,000
  .2374%                  on $100,000,001 to $500,000,000
  .2374%                     on $500,000,001 and above

                               Core Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  0.2774%                        0 - $500,000,000
  0.3274%                    on $500,000,001 and above

                           Equity Income Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .2574%                         0 - $500,000,000
  .2074%                     on $500,000,001 and above

                      Global Asset Allocation Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .2674%                         0 - $200,000,000
  .2674%                  on $200,000,001 to $400,000,000
  .2674%                     on $400,000,001 and above

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                              Growth Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  0.3274%                        0 - $500,000,000
  0.3774%                    on $500,000,001 and above

                          Growth & Income Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .2674%                         0 - $200,000,000
  .1874%                  on $200,000,001 to $400,000,000
  .0874%                     on $400,000,001 and above

                       Growth Opportunities Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  0.4774%                        0 - $100,000,000
  0.5274%                 on $100,000,001 to $300,000,000
  0.5774%                 on $300,000,001 to $500,000,000
  0.6024%                    on $500,000,001 and above

                           International Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .3874%                         0 - $200,000,000
  .3374%                  on $200,000,001 to $400,000,000
  .1874%                     on $400,000,001 and above

                              Managed Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .2891%                         0 - $200,000,000
  .2091%                  on $200,000,001 to $400,000,000
  .1091%                     on $400,000,001 and above

                           Money Market Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .3003%                         0 - $200,000,000
  .2203%                  on $200,000,001 to $400,000,000
  .1203%                     on $400,000,001 and above

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                         Social Awareness Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .2674%                         0 - $200,000,000
  .1874%                  on $200,000,001 to $400,000,000
  .0874%                     on $400,000,001 and above

                       Special Opportunities Fund

                           Fund's Daily Net Asset Value
Annual Rate                 (owned by all shareholders)
-----------                ----------------------------
  .2674%                         0 - $200,000,000
  .1874%                  on $200,000,001 to $400,000,000
  .0874%                     on $400,000,001 and above

The Service Fee payable on the Profile Funds will be the balance, if any, of the Investment Advisory Fee that remains after the sub-advisory fees are paid by Delaware Management Company to the Sub-advisor, and the deduction of 1.26 basis points.